Report of Independent Registered Public
Accounting Firm

To the Board of Managers and Members of Partners
Group Private Income Opportunities, LLC

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Partners Group Private Income Opportunities, LLC (the
"Fund") as of March 31, 2018, and the related statements of operations, changes in net assets, and cash flows, including the related notes, for the year ended March 31, 2018 and the financial highlights for each of the periods indicated (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of March 31, 2018, and the results of its operations, changes in its net assets and its cash flows for the year ended March 31, 2018 and its financial highlights for each of the periods indicated in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on the Fund's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United
States) ("PCAOB") and are required to be independent with respect to the Fund in accordance with the U.S.
federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our procedures included confirmation of securities owned as of March
31, 2018 by correspondence with the custodian, portfolio company investees or agent banks and the application of alternative auditing procedures where replies had not been received. We believe that our audit provides a reasonable basis for our opinion.




/s/ PricewaterhouseCoopers LLP
Dallas, TX
May 30, 2018

We have served as the auditor of one or more investment companies in the Partners Group investment company group since 2010.



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